Analyst Day Presentation January 2019

Forward-Looking Statements This presentation contains forward-looking statements, which are subject to risks and uncertainties. Additional discussion of factors that could cause actual results to differ materially from management’s projections and estimates is contained in the CarMax, Inc. SEC filings, including its Form 10-K, for the year ended February 28, 2018. The company disclaims any intent or obligation to update its forward-looking statements.

Welcome Opening Thoughts 10:30 AM Demos 10:45 AM Wholesale & Logistics Update 12:00 PM (with Lunch) Sr. Management Q&A 12:45 PM Sessions

Diversified Business Model Customer Evolution & Omni-Channel

We are the nation’s largest used automotive retailer Nationwide presence: • 200 stores (97 Production) • 700K+ annual retail sales in FY18 • 1.6M cars transported in FY18 Significant customer base: • Millions of in-store customer interactions • 20M+ monthly web visits • >15% YoY digital growth

We run 3rd largest wholesale auction in the country $2.2B in Revenue • 75 auction locations nationwide • 400K+ units sold in FY18 Efficient & economical • ~95% weekly sell-through rate • $392M gross profit Highly synergistic with retail business • Provides real-time market insights • Feeds acquisition model

CAF is a significant auto retail lender $12B+ in managed receivables • 300K+ CAF originations in FY18 • Consistent 2-2.5% cumulative loss rate • Contributed $420M in FY18 Highly synergistic with retail business • Retail growth supports origination growth • Finance innovation can fuel retail sales

Diversified Business Model Customer Evolution & Omni-Channel

In today’s world, there are 3 types of customers Customers who want to Customers who want Customers who prefer to complete the entire flexibility to shop on their shop up-close and complete transaction online terms both online & in-store the transaction in-store Our investments in omni-channel will allow us to effectively serve all 3 of these customer sets

We are evolving to meet customers on their terms Started Brick- Store Sale and-Mortar Visit Evolved to Web Store Digital Sale Visit Visit Added Web Web Store Sale Leads Visit Lead Visit Scaling Central Web Customer Remote Store Sale/Express Visit Hub Support Visit Support Home